Colfax Reports Second Quarter 2019 Results

•	Achieved results ahead of expectations

•	Delivered 3% sales growth in Medical Technology segment including 3% organic improvement

•	Grew Fabrication Technology sales 6% including 4% organic growth; improved year-over-year segment operating income and adjusted EBITA margins by 100 and 90 basis points, respectively

•	Moved Air & Gas Handling segment to discontinued operations, expect to complete divestiture this year

ANNAPOLIS JUNCTION, MD - August 6, 2019 - Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its financial results for the second quarter of 2019.

The Company reported a net loss of $466.6 million or $3.45 per share in the quarter, which includes a non-cash charge of $3.48 per share for the pending divestiture of its Air & Gas Handling business that is mostly attributable to the recognition of cumulative foreign currency translation effects from the long-term strengthening of the U.S. Dollar. Excluding the divestiture impacts, strategic transaction costs, restructuring expenses and acquisition-related amortization costs, the Company reported fully consolidated adjusted net income of $0.64 per share in the second quarter 2019 versus $0.61 in the second quarter of 2018. This quarter’s results included double-digit order growth in the Air & Gas Handling segment, which is expected to be divested later this year and is reflected as a discontinued operation in the Company’s financial statements.

On a continuing operations basis, Colfax reported second quarter net sales of $909 million, net income from continuing operations of $0.01 per share, and adjusted earnings of $0.54 per share. The Fabrication Technology segment organically grew 4% with flat volumes, and the Medical Technology segment organically expanded 3% versus the prior year period. Second quarter adjusted EBITA was $127 million with adjusted EBITA margin of 14.0%, reflecting the first quarter acquisition of the higher-margin Medical Technology segment and improvements in the Fabrication Technology segment. Fabrication Technology achieved operating income margin of 13.7% and adjusted EBITA margin of 15.2%, a 90-basis point increase in adjusted EBITA margin compared to the prior year second quarter as a result of improved pricing, productivity, and cost reductions.

“We are pleased to report strong performance across our segments,” said Matt Trerotola, Colfax President and CEO. “MedTech’s revenue growth is ramping up, reflecting improving operational execution in Prevention and Rehabilitation and double-digit growth in the Reconstructive product line. The FabTech segment delivered healthy organic growth and made steady progress toward our margin goal. Our focused commercial strategy, innovation, and customer service levels in FabTech resulted in growth in nearly all regional markets.”

“Over the past several years, we made strategic and structural operating improvements to the Air & Gas Handling business to significantly improve its margins and reposition it in faster-growing markets. This enabled us to sign an agreement to sell the business at a more attractive value. The sale contractual contingencies have expired, most regulatory approvals have been received, and we continue to expect the transaction to close this year. We have reshaped our portfolio to be higher-margin, less cyclical and with more consistent cash flow.”

The Company also announced that it continues to expect its businesses to achieve the previously announced 2019 adjusted EPS guidance of $2.55 to $2.65 on a fully consolidated basis, which represents $1.90 to $2.00 from continuing operations. Colfax expects third quarter 2019 adjusted EPS from continuing operations of $0.45 to $0.50. Colfax will provide additional guidance and pro forma information in its call with investors scheduled for later today.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:00 a.m. EDT. The call will be open to the public by calling 877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 6778466 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax’s common stock is traded on the NYSE under the ticker “CFX.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted EBITA (earnings before interest, taxes and amortization), adjusted EBITA margin, and organic sales growth. Colfax also provides adjusted EBITA and adjusted EBITA margin on a segment basis.

•
Adjusted net income from continuing operations represents net income (loss) from continuing operations attributable to Colfax excluding restructuring and other related charges, debt extinguishment charges, acquisition-related amortization and other non-cash charges, strategic transaction costs, and gain or loss on short-term investments related to the 2017 divestiture of its Fluid Handling business. The effective tax rates used to calculate adjusted net income and adjusted net income per share were 20.1% and 23.0% for the three and six months ended June 28, 2019 and 11.0% and 12.9% for the three and six months ended June 29, 2018, respectively. Adjusted net income per share represents adjusted net income as defined above divided by the weighted-average diluted shares outstanding.

•
Adjusted EBITA represents net income (loss) from continuing operations excluding restructuring and other related charges, acquisition-related amortization and other non-cash charges, and strategic transaction costs, as well as provision (benefit) for income taxes, (gain) loss on short-term investments, and interest expense, net. Colfax presents adjusted EBITA margin, which is subject to the same adjustments as Adjusted EBITA. Further, Colfax presents adjusted EBITA (and adjusted EBITA margin) on a segment basis, where it excludes the impact of strategic transaction costs and acquisition-related amortization and other non-cash charges from segment operating income.

•	Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations from total changes in sales.

These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

In this document, Colfax presents forward-looking adjusted EPS guidance. Colfax does not provide an EPS outlook on a GAAP basis because changes in the items that Colfax excludes from GAAP to calculate the comparable EPS measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Colfax’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on an outlook presented on a GAAP basis.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, the pending sale of our Air & Gas Handling segment and the factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2018 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:
Terry Ross
Colfax Corporation
+1-301-323-9090
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018

Net sales	$908,647	$560,857	$1,592,566	$1,094,130
Cost of sales	532,589	368,932	955,495	717,622
Gross profit	376,058	191,925	637,071	376,508
Selling, general and administrative expense	307,939	135,948	555,788	273,812
Restructuring and other related charges	26,585	10,553	37,416	12,984
Operating income	41,534	45,424	43,867	89,712
Interest expense, net	33,171	12,936	54,992	21,844
(Gain) loss on short-term investments	—	(4,591)	—	10,128
Income (loss) from continuing operations before income taxes	8,363	37,079	(11,125)	57,740
Provision (benefit) for income taxes	6,151	(10,764)	8,193	(10,863)
Net income (loss) from continuing operations	2,212	47,843	(19,318)	68,603
Loss from discontinued operations, net of taxes	(468,817)	(6,064)	(495,289)	2,218
Net (loss) income	(466,605)	41,779	(514,607)	70,821
Less: income attributable to noncontrolling interest, net of taxes	2,629	3,322	6,650	7,829
Net (loss) income attributable to Colfax Corporation	$(469,234)	$38,457	(521,257)	62,992
Net income (loss) per share - basic
Continuing operations	$0.01	$0.38	$(0.16)	$0.55
Discontinued operations	$(3.46)	$(0.07)	$(3.70)	$(0.03)
Consolidated operations	$(3.45)	$0.31	$(3.86)	$0.51
Net income (loss) per share - diluted
Continuing operations	$0.01	$0.38	$(0.16)	$0.54
Discontinued operations	$(3.46)	$(0.07)	$(3.70)	$(0.03)
Consolidated operations	$(3.45)	$0.31	$(3.86)	$0.51

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in millions, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Adjusted Net Income and Adjusted Net Income Per Share	(Dollars in millions)
Net income (loss) from continuing operations attributable to Colfax Corporation (1)	$1.3	$47.2	$(21.5)	$67.3
Restructuring and other related charges - pretax	26.6	10.6	37.4	13.0
Debt extinguishment charges - pretax	—	—	0.8	—
Acquisition-related amortization and other non-cash charges - pretax(2)	56.6	9.2	80.4	19.5
Strategic transaction costs - pretax(3)	2.5	—	55.8	—
(Gain) loss on short-term investments - pretax	—	(4.6)		10.1
Tax adjustment (4)	(12.7)	(16.5)	(29.4)	(23.8)
Adjusted net income from continuing operations	$74.3	$45.8	$123.4	$86.1
Adjusted net income margin from continuing operations	8.2%	8.2%	7.8%	7.9%
Weighted-average shares outstanding - diluted (in millions)	136.9	123.0	135.8	123.5

Adjusted net income per share continuing operations	$0.54	$0.37	$0.91	$0.70

Net income (loss) per share- diluted from continuing operations (GAAP)	$0.01	$0.38	$(0.16)	$0.54
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes of $0.9 million and $2.2 million for the three and six months ended June 28, 2019 and $0.7 million and $1.3 million for the three and six months ended June 29, 2018, respectively.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(3) Includes costs incurred for the acquisition of DJO.
(4) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 20.1% and 23.0% for the three and six months ended June 28, 2019 and 11.0% and 12.9% for the three and six months ended June 29, 2018, respectively.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
	(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	$2.2	$47.8	$(19.3)	$68.6
Provision (benefit) for income taxes	6.2	(10.8)	8.2	(10.9)
(Gain) loss on short-term investments(1)	—	(4.6)	—	10.1
Interest expense, net(2)	33.2	12.9	55.0	21.8
Restructuring and other related charges	26.6	10.6	37.4	13.0
Strategic transaction costs(3)	2.5	—	55.8	—
Acquisition-related amortization and other non-cash charges(4)	56.6	9.2	80.4	19.5
Adjusted EBITA (non-GAAP)	$127.2	$65.2	$217.4	$122.2
Net income (loss) margin from continuing operations (GAAP)	0.2%	8.5%	(1.2)%	6.3%
Adjusted EBITA margin (non-GAAP)	14.0%	11.6%	13.7%	11.2%
__________
(1) Includes the gain on disposal and the change in fair value of the CIRCOR shares received as partial consideration for the Fluid Handling business sale.
(2) The six months ended June 28, 2019 includes $0.8 million of debt extinguishment charges related to the first quarter of 2019.
(3) Includes costs incurred for the acquisition of DJO.
(4) Includes amortization of acquired intangibles and fair value charges on acquired inventory.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in millions, except per share data
(Unaudited)

	Three Months Ended			Three Months Ended
	June 28, 2019			June 29, 2018
	Continuing Operations	Adjusted Air & Gas Handling segment	Total	As Originally (1) Reported
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) attributable to Colfax Corporation (2)	$1.3	$(468.6)	$(467.3)	$64.2
Restructuring and other related charges - pretax	26.6	3.8	30.4	17.0
Impairment loss - pretax	—	481.0	481.0	—
Adjustment to report Air & Gas Handling as if Continuing operations - pretax(3)	—	(4.4)	(4.4)	—
Acquisition-related amortization and other non-cash charges - pretax(4)	56.6	3.8	60.4	19.3
Strategic transaction costs - pretax(5)	2.5	5.1	7.6	—
Gain on short term-investments - pretax	—	—	—	(4.6)
Tax adjustment (6)	(12.7)	(7.2)	(19.9)	(20.7)
Fully consolidated Adjusted net income attributable to Colfax Corporation	$74.3	$13.5	$87.8	$75.2

Weighted-average shares outstanding - diluted (in millions)			136.9	123.0

Fully consolidated Adjusted net income per share			$0.64	$0.61
__________
(1) Represents the Net income from continuing operations attributable to Colfax Corporation, Adjusted net income attributable to Colfax Corporation, and related adjustments as reported in the second quarter 2018 prior to recasting the Air & Gas Handling segment as a discontinued operations.
(2) Net income (loss) from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes. The Net loss for the Air & Gas Handling segment attributable to Colfax Corporation, as if reported as continuing operations, is calculated using Net income from discontinued operations attributable to the Air & Gas Handling segment less the income attributable to noncontrolling interest, net of taxes, for the Air & Gas Handling segment.
(3) Includes adjustments for depreciation, share-based compensation, and retention bonuses on a net basis to reflect Air & Gas Handling segment as if reported as Continuing Operations and not held for sale.
(4) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(5) Includes costs incurred for the acquisition of DJO and costs associated with the strategic review of the Air & Gas Handling business.
(6) The effective tax rates used to calculate adjusted net income and adjusted net income per share for the second quarter ended June 28, 2019 was 23.3% and 15.0% for the second quarter ended June 29, 2018.

Colfax Corporation
Change in Sales
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	Net Sales	%	Net Sales	%
	(Dollars in millions)
For the three and six months ended June 29, 2018	$560.9		$1,094.1
Components of Change:
Existing Businesses(1)	20.3	3.6%	44.2	4.0%
Acquisitions(2)	353.1	63.0%	515.5	47.1%
Foreign Currency Translation(3)	(25.7)	(4.6)%	(61.2)	(5.6)%
	347.7	62.0%	498.5	45.6%
For the three and six months ended June 28, 2019	$908.6		$1,592.6
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of our acquisitions discussed previously.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales, valued at current year foreign exchange rates.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	June 28, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$131,925	$77,153
Trade receivables, less allowance for doubtful accounts of $31,678 and $26,844	616,263	386,588
Inventories, net	594,800	359,655
Other current assets	171,622	137,801
Current portion of assets held for sale	2,121,983	997,244
Total current assets	3,636,593	1,958,441
Property, plant and equipment, net	488,956	327,155
Goodwill	2,822,093	1,497,832
Intangible assets, net	2,314,420	628,300
Lease asset - right of use	153,924	—
Other assets	483,267	463,525
Assets held for sale, less current portion	—	1,740,705
Total assets	$9,899,253	$6,615,958

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$39,524	$5,020
Accounts payable	399,812	291,233
Customer advances and billings in excess of costs incurred	16,277	16,827
Accrued liabilities	448,558	274,017
Current portion of liabilities held for sale	694,384	612,248
Total current liabilities	1,598,555	1,199,345
Long-term debt, less current portion	4,078,232	1,192,408
Non-current lease liability	119,398	—
Other liabilities	846,719	651,864
Liabilities held for sale, less current portion	—	95,395
Total liabilities	6,642,904	3,139,012
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 117,667,359 and 117,275,217 issued and outstanding	118	117
Additional paid-in capital	3,427,979	3,057,982
Retained earnings	485,949	991,838
Accumulated other comprehensive loss	(819,248)	(780,177)
Total Colfax Corporation equity	3,094,798	3,269,760
Noncontrolling interest	161,551	207,186
Total equity	3,256,349	3,476,946
Total liabilities and equity	$9,899,253	$6,615,958

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Six Months Ended
	June 28, 2019	June 29, 2018

Cash flows from operating activities:
Net (loss) income	$(514,607)	$70,821
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Held for sale impairment loss	481,000	—
Depreciation, amortization and other impairment charges	120,469	71,958
Stock-based compensation expense	11,169	12,835
Non-cash interest expense	3,947	2,243
Loss on short-term investments	—	10,128
Deferred income tax benefit	(17,412)	(19,656)
Loss (gain) on sale of property, plant and equipment	878	(7,839)
Loss on sale of business	—	4,337
Pension settlement loss	43,774	—
Changes in operating assets and liabilities:
Trade receivables, net	(6,589)	(65,186)
Inventories, net	(39,400)	(53,993)
Accounts payable	(62,831)	19,878
Customer advances and billings in excess of costs incurred	26,819	17,462
Changes in other operating assets and liabilities	(36,785)	(29,326)
Net cash provided by operating activities	10,432	33,662
Cash flows from investing activities:
Purchases of property, plant and equipment	(63,956)	(24,808)
Proceeds from sale of property, plant and equipment	3,256	14,634
Acquisitions, net of cash received	(3,147,835)	(50,912)
Sale of short-term investments, net	—	139,480
Proceeds from sale of business, net	—	18,603
Net cash (used in) provided by investing activities	(3,208,535)	96,997
Cash flows from financing activities:
Payments under term credit facility	(518,125)	(56,250)
Proceeds from borrowings under notes and term credit facility	2,725,000	—
Proceeds from borrowings on revolving credit facilities and other	1,575,486	504,518
Repayments of borrowings on revolving credit facilities and other	(865,357)	(422,361)
Payment of debt issuance costs	(24,280)	—
Proceeds from tangible equity units, net	377,814	—
Proceeds from issuance of common stock, net	3,988	3,090
Payment for noncontrolling interest share repurchase	(93,087)	—
Payments for common stock repurchases	—	(143,902)
Other	(2,417)	(838)
Net cash provided by (used in) financing activities	3,179,022	(115,743)
Effect of foreign exchange rates on Cash and cash equivalents	6,268	(19,235)
Decrease in Cash and cash equivalents	(12,813)	(4,319)
Cash and cash equivalents, beginning of period	245,019	262,019
Cash and cash equivalents, end of period	$232,206	$257,700